UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

BP Prudhoe Bay Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	1-10243	13-6943724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Bank of New York Mellon

Trust Company, N.A., Trustee

601 Travis Street

16th Floor

Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 483-6020

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	BPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On January 6, 2025, BP Prudhoe Bay Royalty Trust (the “Trust”) issued a press release announcing that the Trust did not receive a royalty payment for the quarter ended December 31, 2024, and therefore will not make a quarterly cash distribution to unitholders of record for the quarter ended December 31, 2024. The press release also announced that, because the Trust has not received any revenue attributable to any of the four quarters of 2023 or 2024, the Trust terminated at 11:59 PM on December 31, 2024, in accordance with the terms of the Trust Agreement, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), has commenced the process of winding-up the Trust. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.02 by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 31, 2024, the Trust received written notification (the “Notice”) from the New York Stock Exchange (“NYSE”) that as of December 30, 2024, the Trust no longer satisfied the continued listing compliance standards set forth under Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Trust’s units of beneficial interest (the “Units”) was less than $1.00 over a 30 consecutive trading-day period.

Upon receipt of the Notice, the Trust became subject to the procedures outlined in Section 802.01C of the NYSE Listed Company Manual and the Trust must bring the Unit price and average Unit price back above $1.00 by six months following receipt of the Notice. The Trust can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the cure period the Trust has a closing Unit price of at least $1.00 and an average closing Unit price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. In the event that at the expiration of the six-month cure period, both a $1.00 closing Unit price on the last trading day of the cure period and a $1.00 average closing Unit price over the 30 trading-day period ending on the last trading day of the cure period are not attained, the NYSE will commence suspension and delisting procedures. The Trust is required to notify the NYSE, within 10 business days of receipt of the Notice, of its intent to cure this deficiency or be subject to suspension and delisting procedures.

As discussed above, the Trust terminated effective 11:59 PM on December 31, 2024, and the Trustee has commenced the process of winding-up the Trust. Neither the Trust nor the Trustee has any control over the trading price of the Units, nor does the Trust have the authority to cause a reverse split of the Units or to take similar action designed to affect the trading price of the Units without a vote of the unitholders. If the Trust were unable to regain compliance with the applicable standards within the six-month cure period, the NYSE will commence suspension and delisting procedures.

Subject to the Trust’s compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual, during any applicable cure period, the Units are expected to continue to be listed and traded on the NYSE under the symbol “BPT” but in order to enhance information available to investors, the NYSE makes available on the consolidated tape an indicator, “.BC”, when a company is below the NYSE’s quantitative continued listing standards.

No assurance can be given that the Trust will be able to regain compliance with the NYSE requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual. If delisted by the NYSE, the Units may be transferred to the over-the-counter market, a significantly more limited market than the NYSE, which could affect the market price, trading volume, liquidity and resale price of the Units.

Item 7.01 Regulation FD Disclosure.

On January 6, 2024, the Trust issued a press release, in accordance with and as required by the rules of the NYSE, announcing receipt of the Notice described in Item 3.01 above. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Information.

As also disclosed in the press release, and as described in the Trust’s annual and quarterly reports filed with the Securities and Exchange Commission, pursuant to the terms of the BP Prudhoe Bay Royalty Trust Agreement dated as of February 28, 1989 governing the Trust (the “Trust Agreement”), the Trust terminates when the net revenues from the Royalty Interest for two successive years are less than $1.0 million per year. The Trust has not received any revenues attributable to any of the four quarters of each of 2023 and 2024. Therefore, in accordance with the Trust Agreement, the Trust terminated at 11:59 PM on December 31, 2024, and the Trustee has commenced the process of winding up the affairs of the Trust.

The information set forth under the heading “Termination of the Trust” in the press release is incorporated by reference into this Item 8.01.

The foregoing summary of certain provisions of the Trust Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the Trust Agreement, which is filed as Exhibit 4.1 to the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (File No. 1-10243).

The portion of the press release incorporated by reference into Item 8.01 of this Current Report on Form 8-K is being filed pursuant to Item 8.01. The information included in Items 2.02 and 7.01 of this Current Report on Form 8-K and Exhibit 99.1 are being furnished pursuant to and shall not be deemed “filed” for any purposes under Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits:

99.1	BP Prudhoe Bay Royalty Trust press release issued January 6, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP Prudhoe Bay Royalty Trust

By: The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: January 6, 2025	By:	/s/ Elaina C. Rodgers
Elaina C. Rodgers
Vice President